CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in Post-Effective Amendment No. 12 to the Registration Statement of Franklin Real Estate Securities Trust on Form N-1A, File No. 33-69048, of our report dated June 8, 2001, relating to the financial statements and financial highlights of Franklin Real Estate Securities Trust which appear in the April 30, 2001 Annual report to shareholders, which are also incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the captions "Financial Highlights" and "Auditor."




                                        /s/PricewaterhouseCoopers LLP
                                        PricewaterhouseCoopers LLP


San Francisco, California
August 29, 2001